Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 12, 2024 relating to the consolidated financial statements of Hagerty, Inc., appearing in the Annual Report on Form 10-K of Hagerty, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
June 3, 2024